Exhibit 99.2

Ocean Power Technologies Announces Fourth Quarter and Full Year Fiscal 2026 Results

Fiscal 2026 Marks Company’s Transformation into an Operational Defense Technology Provider Through Historic Coast Guard Deployment, Record Backlog and Global Defense Expansion

Largest deployment and recurring revenue contract in Company history positions OPT for long-term growth

MONROE TOWNSHIP, N.J., July 23, 2026 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NYSE American: OPTT), today announced financial results for its fiscal fourth quarter (“4Q26”) and full-year ended April 30, 2026 (“FY26”).

Fiscal 2026 Strategic Highlights

Fiscal 2026 represented a transformational year for Ocean Power Technologies as the Company continued its evolution into an operational provider of AI-enabled maritime infrastructure supporting defense, security and commercial customers worldwide.

During the year, the Company:

●	Secured the largest deployment and largest recurring revenue contract in Company history, an approximately $6.5 million multi-PowerBuoy® maritime domain awareness program supporting the U.S. Coast Guard.
●	Transitioned from technology demonstrations to operational deployment, integrating OPT’s PowerBuoy®, Merrows® AI platform and autonomous technologies into an active maritime security mission alongside premier defense partners, including Anduril.
●	Built a record backlog of $19.8 million, an increase of 58% over the prior year, providing significantly improved visibility into future revenue.
●	Expanded internationally, growing customer deployments and strategic relationships throughout Europe while increasing engagement with allied governments and defense organizations.
●	Reorganized the Company’s sales, technology and innovation, and operations functions to create a unified dual-use solutions organization with a primary focus on defense and security markets, while maintaining the ability to commercialize innovations across adjacent maritime applications.
●	Invested in the people, operational capabilities and infrastructure necessary to execute larger programs, support recurring revenue contracts and scale the business for future growth.

Management Commentary – Dr. Philipp Stratmann, OPT’s President and Chief Executive Officer

“Fiscal 2026 fundamentally changed Ocean Power Technologies,” said Philipp Stratmann, President and Chief Executive Officer. “We secured the largest deployment and recurring revenue contract in our history, built a record backlog, expanded internationally, and demonstrated that our technologies can support operational missions alongside premier defense partners. These achievements mark our evolution from a technology developer into an operational provider of AI-enabled maritime infrastructure. During the year, we also invested in the people and capabilities needed to support larger deployments and recurring revenue programs. Our landmark Coast Guard deployment required significant upfront deployment and integration activities, while recurring services revenue from that contract will be recognized over time. We believe Fiscal 2026 established the operational foundation for long-term growth, and Fiscal 2027 is about executing against that platform.”

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FY26 FINANCIAL HIGHLIGHTS

Fiscal 2026 financial results reflect both the timing of customer deployments and the Company’s continued investment in building the operational capabilities required to support larger autonomous maritime programs.

The Company’s landmark U.S. Coast Guard deployment required substantial upfront engineering, mobilization and integration activities, while a meaningful portion of the associated contract value will be recognized over time through recurring services revenue. Management believes this revenue profile is characteristic of the long-term recurring business model the Company continues to develop.

Financial highlights include:

●	Backlog increased 58% to a record $19.8 million, compared to $12.5 million at April 30, 2025.
●	Sales pipeline increased to $142.3 million, reflecting continued demand across defense, security and commercial markets.
●	Revenue for Fiscal 2026 was $4.1 million.
●	Gross loss reflected investments in strategic customer programs, including certain contracts accepted to establish long-term customer relationships and larger future opportunities.
●	Operating expenses included continued investment in personnel, technology development and operational infrastructure, as well as approximately $9.5 million of non-cash stock-based compensation.
●	Combined unrestricted cash, cash equivalents and short-term investments totaled $8.7 million at April 30, 2026.

Looking Ahead

Management enters Fiscal 2027 focused on executing against the operational platform established during Fiscal 2026. Key priorities include:

●	Successfully executing the U.S. Coast Guard deployment, including ongoing operational and recurring service delivery.
●	Converting record backlog into revenue.
●	Expanding recurring services revenue.
●	Converting the Company’s growing defense pipeline into additional contract awards.
●	Building upon strategic relationships with U.S. Government agencies, allied nations and leading defense contractors.
●	Continuing disciplined execution while scaling the business to support increasing demand for AI-enabled maritime autonomy.

Conference Call & Webcast

As previously announced, a conference call to discuss OPT’s financial results will be held tomorrow morning, Friday, July 24, 2026, at 9:00 a.m. Eastern time. Philipp Stratmann, CEO, and Bob Powers, CFO will host the call.

a.	The dial-in numbers for the conference call are 877-407-8291 or 201-689-8345.

b.	Live webcast: FY2026 Q4 and 10k Earnings Conference Call

c.	Call Replay: Will be available by telephone approximately two hours after the call’s completion until August 26, 2024. You may access the replay by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers and using the Conference ID 13761851.

d.	Webcast Replay: The archived webcast will also be available on the OPT investor relations section of its website.

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About Ocean Power Technologies

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets including Merrows®, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is located in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

Non-GAAP Measures: Pipeline

Pipeline is not a term recognized under United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining pipeline may not be comparable to the methodologies used by other companies. Pipeline is a representation of the journey potential customers take from the moment they become aware of our products and service to the moment they become a paying customer. The sales pipeline is divided into a series of phases, each representing a different milestone in the customer journey. It is a tool we use to track sales progress, identify potential roadblocks, and make data-driven decisions to improve our sales performance. Revenue estimates derived from our pipeline can be subject to change due to project accelerations, cancellations or delays due to various factors. These factors can also cause revenue amounts to be realized in periods and at levels different than originally projected.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties.. Except as may be required by applicable law, the Company undertakes no, and expressly disclaims any, obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, circumstances or otherwise after the date of this press release, and you are cautioned not to rely upon them unduly,

Financial Tables Follow

Additional information may be found in the Company’s Annual Report on Form 10-K that will be filed with the U.S. Securities and Exchange Commission. The Form 10-K is accessible at www.sec.gov or the Investor Relations section of the Company’s website (www.OceanPowerTechnologies.com/investor-relations).

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com

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Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share data)

	April 30, 2026	April 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$8,719	$6,715
Restricted cash, short-term	154	—
Accounts receivable, net	587	1,191
Contract assets	716	1,088
Inventory	3,884	4,222
Other current assets	2,343	400
Total current assets	$16,403	$13,616
Property and equipment, net	11,093	3,444
Intangibles, net	3,357	3,490
Right-of-use assets, net	1,886	1,552
Restricted cash, long-term	—	154
Goodwill	8,537	8,537
Total assets	$41,276	$30,793
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,366	$568
Earn out payable	150	300
Convertible notes payable	9,217	—
Derivative liability	1,166	—
Accrued expenses	4,972	1,271
Contract liabilities, current	6,390	—
Right-of-use liabilities, current portion	1,202	1,150
Total current liabilities	$27,463	$3,289
Deferred tax liability	203	203
Contract liabilities, long term	2,077	—
Right-of-use liabilities, less current portion	837	649
Total liabilities	$30,580	$4,141
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $0.001 par value; authorized 5,000,000 shares, none issued or outstanding	$—	$—
Common stock, $0.001 par value; authorized 400,000,000 and 300,000,000 shares, respectively, issued 231,145,998 and 172,050,563 shares, respectively, and outstanding 228,460,085 and 171,263,086 shares, respectively	231	172
Treasury stock, at cost; 2,685,913 and 787,477 shares, respectively	(1,825)	(1,018)
Additional paid-in capital	386,204	356,588
Accumulated deficit	(373,914)	(329,090)
Accumulated other comprehensive loss	—	—
Total shareholders’ equity	10,696	26,652
Total liabilities and shareholders’ equity	$41,276	$30,793

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Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

	Fiscal year ended April 30,
	2026	2025
Product & service revenue	$3,502	$5,408
Lease revenue	574	453
Total revenue	4,076	5,861
Cost of revenue	12,211	4,201
Gross margin	(8,135)	1,660
Operating expenses	32,818	23,346
Operating loss	$(40,953)	$(21,686)
Interest (expense)/income, net	(2,778)	47
Other expense	(40)	(23)
Change in fair value of derivative	150	—
Loss on extinguishment of debt	(1,190)	(838)
Foreign exchange loss	(13)	(45)
Loss before income taxes	$(44,824)	$(22,545)
Income tax benefit	—	1,034
Net loss	$(44,824)	$(21,511)
Basic and diluted net loss per share	$(0.23)	$(0.17)
Weighted average shares used to compute basic and diluted net loss per share	194,349,416	126,913,998

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OCEAN POWER TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Fiscal year ended April 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(44,824)	$(21,511)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign exchange loss	—	45
Depreciation of fixed assets	895	771
Amortization of intangible assets	133	132
Amortization of right-of-use assets	942	853
Share-based compensation	9,488	4,603
Change in fair value of derivative	(150)	—
Loss on extinguishment of debt	1,190	838
Loss on disposal of property and equipment	—	111
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	604	(395)
Contract assets	372	(1,070)
Inventory	(4,197)	230
Other assets	(1,943)	1,347
Accounts payable	3,798	(2,798)
Accrued expenses	3,701	(515)
Earn out payable	(150)	(200)
Right-of-use liabilities	(1,036)	(773)
Contract liabilities	8,467	(302)
Net cash used in operating activities	$(22,710)	$(18,634)
Cash flows from investing activities:
Purchases of property and equipment	(4,008)	(505)
Net cash used in investing activities	$(4,008)	$(505)
Cash flows from financing activities:
Cash paid for tax withholding related to shares withheld	$(807)	$(649)
Proceeds from convertible notes	21,938	3,173
Proceeds from issuance of common stock - At The Market offering, net of issuance costs	7,591	17,729
Proceeds from issuance of common stock - Capital Raise, net of issuance costs	—	2,450
Net cash provided by financing activities	$28,722	$22,703
Net increase in cash, cash equivalents and restricted cash	$2,004	$3,564
Cash, cash equivalents and restricted cash, beginning of year	6,869	3,305
Cash, cash equivalents and restricted cash, end of year	$8,873	$6,869

Supplemental disclosure of noncash investing and financing activities:
Common stock issued related to bonus and earnout payments	$—	$630
Common stock issued related to conversion of convertible debt	12,595	15
Operating right of use asset obtained in exchange for operating lease liability	$1,276	$—

See accompanying notes to the consolidated financial statements

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